UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934


                        Date of Report: December 11, 2000
                        (Date of earliest event reported)


                             LASV ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                        0-22310                     33-0564327
(State or other              (Commission File No.)            (IRS Employer
jurisdiction of                                             Identification No.)
 incorporation)


         201 1736 152nd Street, Surrey, British Columbia Canada V4A 4N4
     (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (604) 541-6253








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Item 4    Changes in Registrant's Certifying Accountant

     For the fiscal years ended September 30, 1999 and 1998, the firm of Thurman Shaw & Co. L.C. ("Thurman Shaw") served as the Company's auditors. Effective December 11, 2000, the Board of Directors of the Company approved the change of accountants. On December 11, 2000, management of the Company dismissed Thurman Shaw and engaged Peach Goddard Chartered Accountants of Coquitlam, British Columbia, as its independent public accountants to audit its financial statements for the fiscal year ended September 30, 2000.

     During the period of engagement of Thurman Shaw there were no disagreements between the Company and Thurman Shaw on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to the satisfaction of Thurman Shaw) would have caused Thurman Shaw to make reference in connection with their report to the subject matter of the disagreements. The accountants' report on the financial statements of the Company for the fiscal years ended September 30, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles.

     The Company has requested Thurman Shaw to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Thurman Shaw agrees with the above statements.


Item 5   Other Events

     On January 16, 2001 the Board of Directors accepted the resignation of Robert Abbott as President of the Company and appointed Timothy Metz, a director, to serve as President. Albert Landwehr, Jr, a director, was appointed to serve as Secretary. Mr. Abbott continues to serve as a director of the Company.


Item 7   Exhibits

    16.1  Letter from Thurman Shaw & Co., L.C.



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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LASV ENTERPRISES, INC.
                                   (Registrant)


                                           /s/ Timothy Metz
Dated: January 18, 2001                By: -------------------------
                                           Timothy Metz
                                           President